Exhibit 99.1

continued

the regulators intend to rescue. Regulatory compliance is a requirement of our business, and we strive to manage our compliance process as accurately and efficiently as we are able.

As we write this letter, temperatures are subzero after a prolonged warm spell that has not been helpful to our winter sports based economy. Despite the warm temperatures and rain, our ski area based communities seem to be fairing pretty well compared to 2008 through 2011. Building construction, always an important part of the local economy, appears to be improving and in some areas booming. Home sales are up in most of our communities, with the expectation of continued improvement throughout 2014. Specialty foods and beverages are a bright spot in our region, with maple, cheese, beer, and spirits leading the way. Perhaps the best way to characterize the local economy is by way of comparison. In 2012 the local economy was slightly better than in 2011, and 2013 was slightly better than 2012. We expect 2014 to be more of the same, with modest improvement over 2013.

Enclosed is a check or advice of deposit representing a cash dividend of $0.26 per share payable to shareholders of record January 25, 2014. We thank you for your continued support of your Company.

Sincerely,

February 6, 2014
ABOUT UNION BANKSHARES
DEAR SHAREHOLDER,

We are pleased to report the financial results for your Company for the year ended December 31, 2013. Net Income for the year was $7.1 million compared to Net Income for the year ended December 31, 2012 of $6.8 million. Earnings per share as of December 31, 2013 increased to $1.60 per share, compared to $1.54 per share for 2012. Results for 2013 reflect a year to year increase in net interest income of $345 thousand, or 1.6%; a decrease in the provision for loan losses of $355 thousand, or 53.8%; and a decrease in noninterest expenses of $1.8 million, or 7.9%. These positive changes were partially offset by a decrease in noninterest income year over year of $2.0 million, or 19.2%; and an increase in income tax expense of $199 thousand, or 12.0%. Noninterest income declined in 2013 compared to 2012 primarily due to a reduction in gain on sale of real estate loans of $1.2 million and a decrease in gain on sale of securities of $673 thousand. Noninterest expenses decreased year over year due to a reduction of $1.1 million, or 28.9%, in Pension and employee benefits as a result of freezing the defined benefit pension plan as of October 5, 2012 partially offset by an increase in 401(k) contribution expense due to the January 1, 2013 implementation of a safe harbor provision in the 401(k) plan.

Total assets grew to $584.9 million as of December 31, 2013 compared to $577.3 million as of December 31, 2012, or a 1.3% increase. Total loans increased $9.8 million to $465.1 million, or 2.2%, as of December 31, 2013 compared to $455.3 million as of December 31, 2012. Total deposits reached $518.4 million compared to the prior year of $510.0 million, an increase of $8.4 million, or 1.6%. The Company had total capital of $46.8 million with a book value per share of $10.50 as of December 31, 2013 compared to $45.0 million with a book value of $10.11 as of December 31, 2012.

Earnings for the fourth quarter of 2013 were $1.5 million, or $0.34 per share, compared to $2.2 million, or $0.50 per share, for 2012. Net interest income improved $125 thousand, the provision for loan losses decreased $75 thousand, noninterest expenses decreased $462 thousand, and the provision for income taxes decreased $195 thousand. These positive changes were offset by a decrease in noninterest income of $1.5 million for the fourth quarter of 2013 compared to 2012, most of which was a reduction in gain on sale of real estate loans despite selling a similar volume year over year.

2013 was a year of modest growth in loans, deposits, and assets. While we wish to expand our market share in the communities we serve, our overall growth is a reflection of the economy of our region and the rate of inflation. Inflation has been very low and the local economy has been tepid, though slowly improving. We would like to grow our assets at a brisker pace but we resist growth for growth’s sake. We are hopeful that 2014 will bring us continued and accelerated improvement in the economy with accompanying business opportunities attendant to an improved business climate.

We continue to face headwinds that dampen our performance. The prolonged low interest rate environment punishes savers in favor of borrowers while continuing to squeeze interest margins in our industry. Likewise, the Federal regulatory environment requires us to spend more staff time and money complying with new mandates from on high, with little tangible benefit for those

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 16 banking offices, a loan center and 33 ATMs.
Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. The growing asset base of over $584 million provides the financial strength to successfully serve its constituents.
Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

SHAREHOLDER ASSISTANCE AND INVESTOR INFORMATION
Kenneth D. Gibbons Chairman	David S. Silverman President & CEO
UNION BANK OFFICES (ATMS AT ALL BRANCH LOCATIONS)

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

VERMONT	MORRISVILLE	STOWE
DANVILLE	20 Lower Main St. 802-888-6600	47 Park St. 802-253-6600
421 Route 2 East 802-684-2211
	65 Northgate Plaza Route 100 802-888-6860	NEW HAMPSHIRE
FAIRFAX		GROVETON
Jct. Rtes. 104&128 802-849-2600		3 State Street 603-636-1611	Transfer Agent:	Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com
ST. ALBANS
HARDWICK	15 Mapleville Depot 802-524-9000	LITTLETON
103 VT Rte. 15 802-472-8100		263 Dells Road 603-444-7136
ST. JOHNSBURY
JEFFERSONVILLE	364 Railroad St. 802-748-3131	76 Main Street 603-444-5321	NASDAQ Stock Market
44 Main Street 802-644-6600			Ticker Symbol:	UNB
	325 Portland St. 802-748-3121	N. WOODSTOCK	Corporate Name:	Union Bankshares, Inc.
JOHNSON		155 Main Street 603-745-2488	Corporate Address:	20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667
198 Lower Main St. 802-635-6600
	S. BURLINGTON		Investor Relations:	www.UnionBankVT.com
LYNDONVILLE	Loan Center 30 Kimball Ave. 802-865-1000
183 Depot St. 802-626-3100

Fourth Quarter Financial Report		OFFICERS - UNION BANK		CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
		Tracy Pierce Ash-Assistant Treasurer	Littleton	ASSETS	December 31, 2013		December 31, 2012
		Diana M. Ashley-Assistant Treasurer	Fairfax	Cash and due from banks		$5,223		$5,023
		Rhonda L. Bennett-Vice President	Morrisville	Federal funds sold & overnight deposits		25,496		41,487
DIRECTORS - UNION BANKSHARES, INC.		Sherrie A. Bull-Vice President	Morrisville	Interest bearing deposits in banks		17,613		21,922
		Stacey L.B. Chase-Assistant Vice President	Morrisville	Investment securities		45,492		26,126
Kenneth D. Gibbons-Chairman	David S. Silverman	Barbara J. Churchill-Assistant Treasurer	Morrisville	Loans held for sale		3,840		11,014
Cynthia D. Borck	John H. Steel	Everett C. Comstock-Assistant Treasurer	Morrisville	Loans, net		461,283		444,284
Steven J. Bourgeois	Schuyler W. Sweet	Jeffrey G. Coslett-Senior Vice President	Morrisville	Reserve for loan losses		(4,647)		(4,657)
Timothy W. Sargent	Neil J. Van Dyke	John A. Currier-Assistant Vice President	Groveton	Premises and equipment, net		10,678		10,289
		Michael C. Curtis-Vice President	St. Albans	Other real estate owned, net		559		1,052
		Jennifer M. Degree-Assistant Treasurer	Morrisville	Accrued interest & other assets		19,385		20,716
		Ronald C. Dion-Assistant Treasurer	Morrisville	Total Assets		$584,922		$577,256
DIRECTORS - UNION BANK		Jessica Eastman-Assistant Vice President	So. Burlington	LIABILITIES & SHAREHOLDERS' EQUITY
		Kenneth D. Gibbons-Chairman	Morrisville	Noninterest bearing deposits		$87,247		$83,715
Kenneth D. Gibbons-Chairman	David S. Silverman	Don D. Goodhue-Vice President	Morrisville	Interest bearing deposits		269,614		273,505
Cynthia D. Borck	John H. Steel	Melissa A. Greene-Vice President	Hardwick	Time deposits		161,493		152,773
Steven J. Bourgeois	Schuyler W. Sweet	Paul E. Grogan-Facilities Officer	Morrisville	Borrowed funds		13,216		15,747
John M. Goodrich	Neil J. Van Dyke	Karyn J. Hale-Vice President	Morrisville	Accrued interest & other liabilities		6,548		6,470
Timothy W. Sargent		Claire A. Hindes-Vice President	Morrisville	Common stock		9,855		9,848
		Robert D. Hofmann-Senior Vice President	Morrisville	Additional paid-in capital		363		295
		Patricia N. Hogan-Senior Vice President	Morrisville	Retained earnings		43,405		40,772
OFFICERS - UNION BANKSHARES, INC.		Tracey D. Holbrook-Regional Vice President	St. Johnsbury	Accumulated other comprehensive loss		(2,939)		(2,010)
		Joseph J. Ilacqua-Asst. VP, Trust Officer	Littleton	Treasury stock at cost		(3,880)		(3,859)
Kenneth D. Gibbons-Chairman		Lura L. Jacques-Asst. VP, Managing Trust Officer	St. Albans	Total Liabilities & Shareholders' Equity		$584,922		$577,256
David S. Silverman-President & CEO		Lynne P. Jewett-Vice President	Morrisville
Marsha A. Mongeon-Vice President/Treasurer/CFO		Stephen H. Kendall-Senior Vice President	Morrisville	Standby letters of credit were $1,633,000 and $1,886,000 at December 31, 2013 and 2012, respectively.
Jeffrey G. Coslett-Vice President		Susan F. Lassiter-Vice President	Jeffersonville
John H. Steel-Secretary		Christine S. Latulip-Regional Vice President	Littleton
JoAnn A. Tallman-Assistant Secretary		R. Ryan Leap-Senior Vice President	Morrisville	CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands)
		Edward L. Levite-Senior Loan Originator	So. Burlington		Dec 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
		Carrie R. Locklin-Assistant Vice President	Morrisville		(3 months ended)		(12 months ended)
REGIONAL ADVISORY BOARDS		Bonnie J. Losty-Vice President	Morrisville	Interest income	$6,233	$6,292	$24,481	$25,028
		John L. Malm-Vice President	Littleton	Interest expense	589	773	2,459	3,351
NORTHERN NEW HAMPSHIRE		Robyn A. Masi-Vice President	Stowe	Net interest income	5,644	5,519	22,022	21,677
Joel S. Bourassa	Schuyler W. Sweet	Marsha A. Mongeon-Sr. Vice President, CFO	Morrisville	Provision for loan losses	75	150	305	660
Stanley T. Fillion	Norrine A. Williams	Samantha A. Norrie-Assistant Treasurer	Littleton	Net interest income after	5,569	5,369	21,717	21,017
		Karen Carlson Noyes-Vice President	Morrisville	provision for loan losses
		Barbara A. Olden-Vice President	St. Johnsbury	Trust income	172	155	644	615
ST. ALBANS		Deborah J. Partlow-Asst. VP, Sr. Trust Officer	Morrisville	Noninterest income	1,868	3,411	7,857	9,910
Steven J. Bourgeois	Daniel J. Luneau	Bradley S. Prior-Assistant Vice President	Morrisville	Noninterest expenses:
Coleen K. Kohaut	Samuel H. Ruggiano	Craig S. Provost-Vice President	Stowe	Salaries & wages	2,252	2,249	8,964	8,953
		Robert J. Richardson-Vice President	Morrisville	Pension & employee benefits	860	825	2,777	3,908
		David S. Silverman-President & CEO	Morrisville	Occupancy expense, net	285	275	1,156	1,156
ST. JOHNSBURY		Judy R. Smith-Vice President	St. Albans	Equipment expense	398	408	1,597	1,490
Michael R. Barrett	Justin P. Lavely	Karen L. Blanchard Smith-Asst. Treasurer	Morrisville	Other expenses	1,929	2,429	6,727	7,528
Dwight A. Davis	Alexandra S. Maclean	John H. Steel-Secretary	Morrisville	Total	5,724	6,186	21,221	23,035
Rosemary H. Gingue	Mary K. Parent	Curtis C. Swan-Assistant Vice President	St. Albans	Income before taxes	1,885	2,749	8,997	8,507
		JoAnn A. Tallman-Assistant Secretary	Morrisville	Income tax expense	356	551	1,862	1,663
		Melyssa S. Whitcomb-Assistant Treasurer	Lyndonville	Net income	$1,529	$2,198	$7,135	$6,844
ALL: David S. Silverman		Lori J. Wiggett-Assistant Treasurer	No. Woodstock	Earnings per share	$0.34	$0.50	$1.60	$1.54
		Martha J. Wilkins-Assistant Treasurer	St. Johnsbury	Book value per share			$10.50	$10.11
		Lorraine G. Willett-Assistant Vice President	Morrisville
		Anita D. Woodcock-Vice President	Morrisville